EX-99.23(g)(10)

                                  AMENDMENT TO
                  AMENDED AND RESTATED MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT

     This Amendment dated the 31st day of August, 2005, to the Amended and Restated Mutual Fund Custody and Services Agreement effective as of May 1, 2001, (the "Agreement") by and between JNL Variable Fund LLC and JNLNY Variable Fund I LLC (each individually the "Fund") and Mellon Trust of New England, N.A. (formerly Boston Safe Deposit and Trust Company) (the "Custodian").

     WHEREAS, the Fund and the Custodian have entered into the Agreement; and

     WHEREAS, there has been a change in the officers of the Funds.

     NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

     1. To delete Appendix A of the Agreement in its entirety and substitute it with the Appendix A attached hereto.

     2. To delete Appendix B of the Agreement in its entirety and substitute it with the Appendix B attached hereto.

     3. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

     4. The Fund and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Fund or Custodian to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

                                    JNL VARIABLE FUND LLC
                                    JNLNY VARIABLE FUND I LLC

                                    By: ___/s/ Robert A. Fritts________
                                    Name: __Robert A. Fritts______________
                                    Title: ___President___________________


                                    MELLON TRUST OF NEW ENGLAND, N.A.


                                    By: ___/s/ Candice Walker_________
                                    Name: ___Candice Walker____________
                                    Title: __Vice President______________

                                   APPENDIX A

                           LIST OF AUTHORIZED PERSONS


     I, Susan S. Rhee, the Secretary of the JNL Variable Fund LLC and JNLNY Variable Fund I LLC, each a Delaware Limited Liability Company organized under the laws of Delaware (each individually, the "Fund"), do hereby certify that:

     The following individuals have been duly authorized as Authorized Persons to give Instructions on behalf of the Fund and each Fund thereof and the specimen signatures set forth opposite their respective names are their true and correct signatures:

       Name                         Signature


Robert A. Fritts                    /s/ Robert A. Fritts
                                    ---------------------------------------


Mark D. Nerud                       /s/ Mark D. Nerud
                                    ---------------------------------------


Susan S. Rhee                       /s/ Susan S. Rhee
                                    ---------------------------------------


William V. Simon                    /s/ William V. Simon
                                    ---------------------------------------


Jeffrey C. Nellessen                /s/ Jeffrey C. Nellessen
                                    ---------------------------------------




                                   JNL VARIABLE FUND LLC
                                   JNLNY VARIABLE FUND I LLC

                                   By: /s/ Susan S. Rhee
                                       ------------------------------------
                                       Susan S. Rhee, Secretary
                                       Dated:

                                   APPENDIX B

                                  FUND OFFICERS


     I, Susan S. Rhee, the Secretary of the JNL Variable Fund LLC and JNLNY Variable Fund I LLC, each a Delaware Limited Liability Company organized under the laws of Delaware (each individually, the "Fund"), do hereby certify that:

     The following individuals serve in the following positions with the Funds and each individual has been duly elected or appointed to each such position and qualified therefore in conformity with the Fund's governing instrument and the specimen signatures set forth opposite their respective names are their true and correct signatures:

Name                   Position                      Signature

Robert A. Fritts       President and Chief           /s/ Robert A. Fritts
                       Executive Officer             -------------------------


Mark D. Nerud          Vice President, Treasurer     /s/ Mark D. Nerud
                       and Chief Financial Officer   -------------------------


Susan S. Rhee          Vice President, Secretary     Susan S. Rhee
                       and Counsel                   -------------------------


Steven J. Fredricks    Chief Compliance Officer      /s/ Steven J. Fredricks
                                                     -------------------------

                                            JNL VARIABLE FUND LLC
                                            JNLNY VARIABLE FUND I LLC


                                            By: /s/ Susan S. Rhee
                                               -------------------------------
                                               Susan S. Rhee, Secretary
                                               Dated:  August 31, 2005